Exhibit 99.1

Contact:	Scott A. Montgomery	David R. Brown
	President/CEO	Executive Vice President &
	National Mercantile Bancorp	Chief Financial Officer
	(310) 282-6778	(310) 282-6703

FOR IMMEDIATE RELEASE

NATIONAL MERCANTILE BANCORP’S QUARTERLY EARNINGS TRIPLE

Los Angeles, California, October 21, 2004 — National Mercantile Bancorp (the “Company”) (NASDAQ:  MBLA - Common Stock; MBLAP - Preferred Stock), parent company of Mercantile National Bank (“Mercantile”) and South Bay Bank, N.A. (“South Bay”), today reported net income of $872,000 for the third quarter ended September 30, 2004, or $0.30 basic earnings per share and $0.19 diluted earnings per share, as compared to $292,000 for the third quarter ended September 30, 2003, or $0.11 basic earnings per share and $0.07 diluted earnings per share.

Net income for the nine months ended September 30, 2004 was $1.5 million or $0.52 basic and $0.33 diluted earnings per share, compared to a net loss of $130,000, or $0.05 basic and diluted loss per share, during the first nine months of 2003.

Total assets climbed $50.3 million, or 14.1%, to $405.5 million during the first nine months ending September 30, 2004 compared to $355.2 million at December 31, 2003.  Loans receivable increased $43.6 million, or 16.7%, and deposits increased $23.8 million, or 8%, during the same period.  Total shareholders’ equity at September 30, 2004 was $33.9 million representing a strong 8.4% of total assets.

Scott Montgomery, President and Chief Executive Officer of the Company, Mercantile and South Bay, commented, “Stronger third quarter earnings reflects the convergence of several positive factors for the Company.  The momentum of our loan growth continued into the third quarter resulting in greater levels of higher-yielding earning assets.  Rising interest rates increased the yield on our sizable adjustable loan portfolio and an interest rate swap initiated on July 1, 2004, further widened our net interest margin.

“For the third quarter ended September 30, 2004 the company earned an annualized return on average assets of 0.88%, a return on average equity of 10.47% and our efficiency ratio improved to 67.40%.  On the expense side, for the first nine months of 2004, operating expenses increased only 1.3% or $128,000 as compared to the first nine months of 2003.

He continued, “Asset quality remains sound.  Our continued focus on credit underwriting standards has enabled the company to grow its net loan portfolio by 16.9% or $43.3 million since December 31, 2003, while reducing non-performing assets.  The business development program, initiated one year ago, has enabled us to enhance our product offerings and increase loans and deposits.  During the first nine months of 2004, the company offered a new leasing product and an insurance premium-financing product.

“I would like to acknowledge the tremendous help and support we have received from our shareholders, officers, directors and employees who have worked hard to produce the results reflected by these third quarter results.  Our book value per share has increased to $7.60 per share.  We are excited about the opportunities that lie ahead to build shareholder value.”

Assets and Liabilities

Total assets at September 30, 2004 were $405.5 million compared to $355.2 million at year-end 2003.  The increase in total assets at the end of the third quarter 2004 was driven by a $23.8 million increase in total deposits and $24.4 million increase in other borrowings that funded a $43.6 million increase in loans receivable and a $10.1 million increase in securities available for sale offset by a $6.0 million decrease in lower yielding federal funds sold.  The deposit growth was reflected in a $17.3 million increase in money market deposit accounts and a $7.7 million increase in time certificates of deposit.  In a rising interest rate environment, management has begun to utilize time certificates of deposit to fund growth.

Shareholders’ Equity

Shareholders’ equity was $33.9 million at September 30, 2004 as compared to $31.7 million at December 31, 2003.  The increase was due to retained earnings, exercise of stock options and an increase in accumulated other comprehensive earnings.

Interest Income

Net interest income before provision for credit losses during the third quarter 2004 was $4.7 million compared to $3.4 million for the same quarter in 2003.  Total interest income increased $1.2 million in the 2004 period due to a greater volume of loans receivable and securities available-for-sale, an interest rate swap transaction on July 1, 2004, and increases in market rates of interest positively affecting the yields on adjustable rate loans tied to variable rate indices, the yields on newly originated fixed rate loans and existing fixed rate loans upon renewal at maturity, as well as the yields on overnight investments and newly acquired investment securities.  Higher market interest rates are due to the Federal Reserve Bank’s attempts to control inflation and return the federal funds rate to historical levels.

Despite the rise in interest rates, total interest expense declined $31,000 from the third quarter 2003 to the third quarter of 2004.  Interest expense on deposits declined $75,000 due to a greater average volume of lower costing money market deposits.  Increases in rates paid on deposits were limited while new funding was generated from incremental other borrowings.  Interest expense on other borrowed funds increased $16,000.  Also, interest expense on the Company’s junior subordinated deferrable interest debentures increased $31,000 due to the higher interest rate environment.

These events resulted in an increase in the net interest margin to 5.26% during the third quarter of 2004 from 4.11% during the third quarter of 2003.

Net interest income before provision for credit losses for the nine months ended September 30, 2004 increased $1.2 million to $11.8 million.  Total interest income increased $890,000 for the 2004 period largely due to the third quarter developments described above.  The earlier part of 2004 experienced lower interest rates affecting the yield on earning assets.  The lower interest rates, combined with a favorable change in deposit mix, resulted in a $747,000 decline in total interest expense on deposits.

Additionally, we implemented FASB Interpretation No. 46 Consolidation of Variable Interest Entities effective July 1, 2003 resulting in the reclassification of the Company’s junior subordinated debentures and the related interest.  Accordingly, the interest expense for the nine months ended September 30, 2004 includes interest on the Company’s junior subordinated debentures for the full nine-month period while the 2003 period includes the interest expense for the debentures for only the three months ended September 30, 2003.  Previously, the interest was recorded as a minority interest in the Company’s income.  Consequently, the interest expense related to the junior subordinated debentures, $713,000 for the nine months ended September 30, 2004 was shown as interest expense compared to $228,000 reported as interest expense and $456,000 reported as minority interest in the Company’s income for the same period in 2003.  The net interest margin for the first nine months of 2004 was 4.68% compared to 4.38% for the same period in 2003.

Other Operating Income

Other operating income for the three months ended September 30, 2004 was $412,000 compared to $397,000 for the third quarter 2004 due to an $18,000 increase in deposit related and other customer service income. The third quarter of 2004 included a $95,000 loss on sale of securities available-for-sale.

Other operating income for the nine months ended September 30, 2004 increased $68,000 to $1.2 million.  The increase was primarily due to a $199,000 increase in deposit related and other customer service charges, and a $61,000 reduction in loss on sale of other real estate owned, partially offset by a $176,000 net reduction in gains on sales of securities available-for-sale.

Operating Expenses

Other operating expenses were $3.4 million during the quarter ended September 30, 2004 compared to $3.3 million for the third quarter in 2003.  Increases in salaries and related expense, and other miscellaneous expenses were partially offset by decreases in net occupancy and legal fees.  The efficiency ratio for the third quarter 2004 was 67.4% compared to 85.8% for the same period in 2003.

Other operating expenses for the nine months ended September 30, 2004 increased $128,000.  Similar to the third quarter, the increase was reflected in salary and related benefits and other miscellaneous expenses, partially offset by declines in occupancy expense and legal fees.

Credit Quality

Total non-performing assets were $1.3 million at September 30, 2004 compared to $1.4 million at December 31, 2003.  Other real estate owned, representing real estate foreclosed in satisfaction of loan repayment, comprised $1.0 million of non-performing assets.  During the nine months ended September 30, 2004, the Company’s loans charged-off were $35,000, while recoveries of previously charged-off loans were $130,000.

The provision for credit losses for the three months ended September 30, 2004 was $120,000 compared to $10,000 for the third quarter 2003.  The provisions for credit losses in the third quarter of 2004 were due to the significant increase in loans receivable to enable the reserve to keep pace, as a percentage of loans, with the growth in the portfolio.  The Company’s allowance for credit losses was $3.9 million at September 30, 2004 representing 1.27% of total loans and 1,584% of nonperforming loans.

***

This press release contains statements which constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

National Mercantile Bancorp is the holding company for Mercantile National Bank and South Bay Bank, N.A., members FDIC, with locations in Century City, Encino, Torrance and El Segundo, California.  The banks offer a wide range of financial services to the real estate and real estate construction markets, the entertainment industry, the professional, healthcare and executive markets, community-based non-profit organizations, escrow companies and business banking.

“Redefining Business Banking”

#####

National Mercantile Bancorp

September 30, 2004 - FINANCIAL SUMMARY

($ in 000’s, except share data)

SELECTED FINANCIAL

CONDITION DATA (Unaudited):

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Cash and Due from Banks	$25,855	$21,990	$25,373	$24,556	$22,590	$18,625	$18,364	$19,201
Due from banks-interest bearing	2,728	2,728	4,325	4,728	0	0	0	0
Federal Funds Sold and Securities Purchased under Agreements to Resell	4,000	4,000	18,000	10,000	42,000	39,900	31,400	18,700
Investment Securities	44,797	51,912	40,555	35,474	36,183	21,674	17,992	26,170
Loans
Commercial	88,802	82,293	78,020	76,699	78,151	82,252	88,382	86,015
Real Estate	166,123	165,197	158,482	153,558	138,816	146,320	147,290	144,111
Real Estate Construction and Land	47,784	37,053	26,632	27,210	28,506	35,902	29,451	37,934
Consumer and Others	2,033	1,864	2,726	3,510	2,594	2,204	3,171	4,720
Deferred Loan Fees, Net	(930)	(822)	(781)	(728)	(602)	(528)	(548)	(458)
Total	303,812	285,585	265,079	260,249	247,465	266,150	267,746	272,323
Allowance for Credit Losses	(3,850)	(3,691)	(3,633)	(3,635)	(3,588)	(3,452)	(4,694)	(4,846)
Net Loans	299,962	281,894	261,446	256,614	243,877	262,698	263,052	267,477
Intangible Assets and Goodwill	4,911	4,968	5,024	5,079	4,083	4,139	4,195	4,252
Other Assets	23,205	19,705	18,290	18,755	21,733	19,267	22,371	19,585
Total Other Assets	28,116	24,673	23,314	23,834	25,816	23,406	26,566	23,837
Total Assets	$405,458	387,197	$373,013	$355,206	$370,466	$366,303	$357,374	$355,385
Deposits
Demand, Non-interest Bearing	$121,503	123,947	$127,411	$119,998	$127,421	$123,569	$114,171	$107,580
NOW	30,832	30,608	31,582	29,349	28,117	27,644	27,116	30,465
MMDA	72,702	80,015	70,480	55,422	59,777	51,272	47,133	43,134
Savings	34,744	37,664	40,120	38,925	43,423	46,783	46,283	42,182
Time Certificates $100,000 and over	40,833	28,018	26,378	27,308	25,674	30,147	36,844	39,957
Time Certificates under $100,000	21,935	21,763	21,266	27,715	31,013	32,536	31,039	35,407
Total Deposits	322,549	322,015	317,237	298,717	315,425	311,951	302,586	298,725
Securities Sold under Agreements to Repurchase and Other Borrowed Funds	31,900	16,400	7,500	7,899	7,897	7,895	8,292	8,976
Guaranteed Preferred Beneficial Interests in Company’s Junior Subordinated Debt	15,464	15,464	15,464	15,464	15,464	14,538	14,534	14,530
Other Liabilities	1,607	1,088	770	1,405	738	1,206	736	1,950
Minority Interest in Preferred Stock of South Bay Bank	—	—	—	—	—	—	—	—
Shareholders’ Equity	33,322	32,363	31,953	31,650	30,905	30,640	31,134	31,002
Accumulated Other Comprehensive Gain	616	(133)	89	71	37	73	92	202
Total Liabilities and Stockholders’ Equity	$405,458	387,197	$373,013	$355,206	$370,466	$366,303	$357,374	$355,385

Average Quarterly Assets	$395,115	373,791	$360,153	$370,093	$372,971	$369,140	$347,259	$357,532
Non-Performing Assets
Non-Accrual Loans	$238	289	$319	$438	$442	$592	$4,308	$5,787
Loans 90 Days P/D & Accruing	5	6	—	—	51	9	—	209
OREO and Other Non-perfoming Assets	1,043	1,010	968	925	1,000	1,000	1,535	1,000
Total Non-Performing Assets	$1,286	1,305	$1,287	$1,363	$1,493	$1,601	$5,843	$6,996

SELECTED STATEMENT OF

FINANCIAL CONDITION RATIOS:

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Loans to Deposits Ratio	94.19%	88.69%	83.56%	87.12%	78.45%	85.32%	88.49%	91.16%
Ratio of Allowance for Loan Losses to:
Total Loans	1.27%	1.29%	1.37%	1.40%	1.45%	1.30%	1.75%	1.78%
Total Non-Performing Assets	299.38%	282.84%	282.28%	266.69%	240.32%	215.62%	80.34%	69.27%
Earning Assets to Total Assets	87.64%	88.90%	87.92%	87.40%	87.90%	89.47%	88.74%	89.25%
Earning Assets to Interest-Bearing Liabilities	143.04%	160.50%	166.20%	166.36%	166.23%	166.97%	161.22%	158.50%
Book Value per Share (1) (2)	$7.60	$7.23	$7.24	$7.17	$7.17	$7.13	$7.16	$7.17
Total Shares Outstanding (2)	4,256,624	4,242,949	4,233,099	4,231,449	4,168,099	4,162,299	4,158,299	4,149,514

(1) Includes the effect of dilutive options and warrants.

(2) Includes assumed conversion of currently convertible Series A preferred stock into common stock

National Mercantile Bancorp

September 30, 2004 - FINANCIAL SUMMARY

($ in 000’s, except share data)

SELECTED STATEMENT OF OPERATIONS DATA AND RATIOS:

(Unaudited)

QUARTERLY DATA:

	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003	Second Quarter 2003	First Quarter 2003	Fourth Quarter 2002
Interest Income	$5,487	$4,316	$4,141	$4,070	$4,262	$4,382	$4,410	$4,765
Interest Expense	792	694	690	739	823	730	888	1,040
Net Interest Income before Provision for Loan Losses	4,695	3,622	3,451	3,331	3,439	3,652	3,522	3,725

Provision for Loan Losses	120	—	—	—	10	1,145	110	100
Net Interest Income after Provision for Loan Losses	4,575	3,622	3,451	3,331	3,429	2,507	3,412	3,625

Net Gain (Loss) on Sale of Securities Available-for-Sale	(95)	0	19	(49)	—	—	100	0
Loss on Write-down of OREO	0	0	0	(75)	—	(61)	—	—
Other Operating Income	412	402	446	384	397	345	335	467
Other Operating Expense	3,378	3,439	3,423	3,184	3,292	3,410	3,410	3,149
Net Income before Provision for Minority Interest and Income Taxes	1,514	585	493	407	534	(619)	437	943

Minority Interest in the Company’s Income of the Preferred Stock of South Bay Bank, N.A.	—	—	—	—	—	—	—	54
Junior Subordinated Deferrable Interest Debentures	—	—	—	—	—	223	233	384

Net Income before Provision for Income Taxes	1,514	585	493	407	534	(842)	204	505
Provision for Income Taxes	642	240	202	70	242	(323)	107	329
Net Income	$872	345	$291	$337	$292	$(519)	$97	$176

Basic Earnings (Loss) Per Share	$0.30	$0.12	$0.10	$0.12	$0.11	($0.19)	$0.04	$0.24
Diluted Earnings (Loss) Per Share	$0.19	$0.08	$0.06	$0.07	$0.07	($0.19)	$0.02	$0.12
Weighted Avg Common Shares O/S (2)	2,918,583	2,906,241	2,810,522	2,741,074	2,700,935	2,695,366	2,687,560	1,706,652
Return on Quarterly Average Assets	0.88%	0.37%	0.32%	0.36%	0.31%	-0.56%	0.11%	0.20%
Return on Quarterly Average Equity	10.47%	4.28%	3.63%	4.15%	3.72%	-6.58%	1.26%	2.59%
Net Interest Margin - Avg Earning Assets	5.26%	4.38%	4.34%	4.07%	4.11%	4.45%	4.60%	4.94%
Operating Expense Ratio	3.39%	3.69%	3.81%	3.41%	3.50%	3.71%	3.99%	3.53%
Efficiency Ratio	67.40%	85.46%	87.41%	88.67%	85.82%	86.64%	86.18%	75.12%

Quarterly operating ratios are annualized.

FOR THE NINE MONTHS ENDED SEPTEMBER 30:

	2004	2003
Interest Income	13,944	$13,054
Interest Expense	2,176	2,441
Net Interest Income before Provision for Loan Losses	11,768	10,613

Provision for Loan Losses	120	1,265
Net Interest Income after Provision for Loan Losses	11,648	9,348

Net Gain (Loss) on Sale of Securities Available-for-Sale	(76)	100
Loss on OREO/Fixed Assets	0	(61)
Other Operating Income	1,260	1,077
Other Operating Expense	10,240	10,112
Net Income (Loss) Before Minority Interest and Provision for Income Taxes	2,592	352
Minority Interest in the Company’s Income of Junior Subordinated Deferrable Interest Debentures	0	456
Net Income (Loss) Before Provision for Income Taxes	2,592	(104)
Provision (Benefit) for Income Taxes	1,084	26
Net Income (Loss)	1,508	$(130)

Basic Earnings (Loss) Per Share	$0.52	$(0.05)
Diluted Earnings (Loss) Per Share (1)	$0.33	$(0.05)
Weighted Avg Common Shares O/S (2)	2,878,595	2,694,670
Return on Average Assets	0.39%	-0.05%
Return on Average Equity	4.53%	-0.55%
Net Interest Margin - Avg Earning Assets	4.68%	4.38%
Operating Expense Ratio	3.72%	3.72%
Efficiency Ratio	79.06%	86.21%

(1) The diluted loss per share includes only common shares as common share equivalents are anti-dilutive

(2) Shares used to compute Basic Earnings (Loss) per share.